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CODE OF BUSINESS CONDUCT AND ETHICS

The Boards of Directors (the “Board”) of Patriot National Bancorp, Inc. and Patriot Bank, N.A. (the “Bank” and collectively the “Company” or “Patriot”) have adopted the following Code of Business Conduct and Ethics (the “Code” or “Code of Ethics”).

I.Overview
The Board expects all directors, officers and employees of the Company (“Colleagues”) to be familiar with the Code and to adhere to the principles and procedures provided in the Code that apply to them. The Code represents our shared obligation to operate with the highest level of integrity and ethical conduct. Patriot sets high expectations and holds ourselves accountable at all levels of the Company. We do what’s right, even when that’s not necessarily what’s easy or expedient. We strive to abide by the letter and spirit of the laws and regulations everywhere we do business and do not tolerate for unethical behavior. Personal accountability and ownership are priorities at Patriot.
The Board has adopted the Code in order to promote and ensure:
ihonest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;
iifull, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to its regulators and in other public communications made by the Company;
iiicompliance with applicable governmental laws, rules and regulations;
ivprotection of the Company’s legitimate business interests, including opportunities, assets and confidential information;
vdeterrence of wrongdoing; and
viaccountability for adherence to the Code.

The Code and other Company policies, including its Employee Handbook, are designed to encourage exceptional business relationships, enabling us to continually build and grow. Our purpose reminds us that the work we do matters and has significant impact in the communities where we operate. Therefore, we must always act with integrity and be responsible for our actions. Respect for each other as well as those with whom we do business is not only expected but required.

Managers and supervisors have the added responsibility of upholding this Code as an example to the team you oversee. We rely on you to create an open and honest working environment in which Colleagues feel comfortable asking a question about the Code or raising a concern about misconduct. Ethical behavior must be modeled and demonstrated by example.

The Company also expects its business partners, service providers, consultants, contractors, and vendors to comply with the spirit of the Code in all of their dealings with or concerning the Company. The Board intends for this Code to serve as a guide for general decision-making in a variety of circumstances that Colleagues might encounter in conducting the Company’s business. The Code is not intended to be a comprehensive guide to all of the Company’s policies, nor is the Code a contract or agreement between the Company and any Colleagues or other parties. Colleagues are expected to adhere to all applicable policies and procedures.

Our Ethics

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Patriot is committed to ensuring employees act with honesty and integrity, treat customers fairly, and exercise sound judgment. This means doing the right thing, and raising concerns, even when it is not easy or expedient. Our commitment to ethical business practices preserves our Company’s reputation and creates a safe, healthy, productive, and collaborative work environment.
Personal accountability and ownership are priorities at Patriot. We expect you to hold yourself to the highest standards of ethical conduct. Always conduct yourself appropriately when acting on behalf of the Company - both inside and outside of the workplace. Your actions should reflect the Company’s culture of integrity, accountability, respect, and inclusivity.

Compliance with the Law and Bank Policies
The financial industry is highly regulated. Patriot’s regulators include the Securities and Exchange Commission (the “SEC”), Federal Reserve Board (the “Fed”), Federal Deposit Insurance Corporation (the “FDIC”), the Office of the Comptroller of the Currency (the “OCC”). Being aware of and complying with the laws and regulations under which we operate is not just a critical part of our business, but fundamental to who we are. You are expected to know and comply with the laws, regulations, and Company policies, including foundational risk management policies, that apply to you. It is also important to comply with the spirit and intent of laws, regulations, and Company policies.
Violating the law or engaging in unfair, deceptive, and abusive acts or practices may weaken customer confidence, put our reputation at risk, impact market integrity, or result in regulator criticism, legal action, fines or penalties, or other negative repercussions.
In the event of a conflict with any provision of the Code and local law, you should always follow the law.
Colleagues who violate the standards in this Code or other Company policies will be subject to disciplinary action, including termination and, to the extent violations breach other civil or criminal laws, possible civil or criminal penalties. These consequences may also apply to any Colleague who condones or otherwise knowingly or willfully permits misconduct of a fellow Colleague or fails to report a violation of the Code

Personal Integrity and Ethical Decision Making
The Code will help guide you in making ethical decisions, but you won’t find the answer to every possible situation. In the absence of a specific policy or procedure, you have a responsibility to use good judgment, comply with the spirit and the intent of the Code, and seek help from your manager or Compliance Officer.
Always deal fairly and in good faith with our customers, suppliers, competitors, business partners, regulators, and other employees. Never take unfair advantage of anyone through manipulation, concealment, abuse of privileged or confidential information, misrepresentation of material fact, or any other unfair dealings or practices.
Our competitive advantage comes through our superior products and services, never through unethical or illegal business practices.
Take ownership – help manage the Company’s risk by anticipating and identifying the impacts of the decisions you make at work. You are responsible for your actions. No one has the authority to tell you to do something unethical or illegal.

Our Commitment to Non-Retaliation
Don't be afraid to speak up. Patriot’s policies and restrictions on disclosing confidential information do not prevent you from reporting concerns to the government, a regulator, your

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attorney, or a court under seal. Our Company strictly prohibits intimidation or retaliation against anyone who makes a good faith report about a potential or actual violation of the Code, Company policy, or any law or regulation governing our business. We also strictly prohibit intimidation or retaliation against anyone who assists with an inquiry or investigation of any such violation.
Be assured that the information you provide will be handled discreetly and only shared with those we must inform, such as regulators and those involved in investigating, resolving, and remediating the issue. Employees who have concerns about or are aware of possible retaliatory action must report it, either to their manager, Human Resources, Compliance or Legal.

I.STANDARDS OF CONDUCT
Fair Dealing The Company intends to succeed and grow through honest business competition. It is the Company’s policy that it competes for business only on the basis of the quality and price of the services it offers, the overall benefits and the relationship with its customers over time. The Company does not seek competitive advantages through illegal or unethical business practices. Each Colleague should endeavor to deal fairly with the Company’s customers, strategic partners, service providers, suppliers, competitors, and Colleague. No Colleague should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair dealing practice. All Colleagues should disclose to the Company, prior to their hire, the existence of any employment agreement, non-compete or non-solicitation agreement, confidentiality agreement or similar agreement with any previous employer that would in any way interfere with the performance of any duties or responsibilities of their positions with the Company. Copies of such agreements should be provided to the Human Resources Department to permit evaluation of the agreement in light of the Colleague’s position. In no event shall a Colleague use any trade secrets, proprietary information or other similar property, acquired in the course of the Colleague’s prior employment, in the performance of the Colleague’s duties for or on behalf of the Company.

1.Fair Dealing
The Company intends to succeed and grow through honest business competition. It is the Company’s policy that it competes for business only on the basis of the quality and price of the services it offers, the overall benefits and the relationship with its customers over time. The Company does not seek competitive advantages through illegal or unethical business practices. Each Colleague should endeavor to deal fairly with the Company’s customers, strategic partners, service providers, suppliers, competitors, and Colleague. No Colleague should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts or any unfair dealing practice.
All Colleagues should disclose to the Company, prior to their hire, the existence of any employment agreement, non-compete or non-solicitation agreement, confidentiality agreement or similar agreement with any previous employer that would in any way interfere with the performance of any duties or responsibilities of their positions with the Company. Copies of such agreements should be provided to the Human Resources Department to permit evaluation of the agreement in light of the Colleague’s position. In no event shall a Colleague use any trade secrets, proprietary information or other similar property, acquired in the course of the Colleague’s prior employment, in the performance of the Colleague’s duties for or on behalf of the Company.

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1.Honest, Ethical and Candid Conduct
Each Colleague should always be mindful of the Company’s prominence and reputation in the community. Patriot conducts business fairly and responsibly, and we expect the same from our business partners, service providers, consultants, contractors, vendors and other third parties. Banking is a business based on mutual trust, and we demand honesty in all of the Company’s affairs, internally and externally. Accordingly, each Colleague must conduct the Company’s business in a way that fully justifies the continued goodwill and trust of the Company’s customers and prospective customers. It is also extremely important that you conduct your personal affairs in such a way as to avoid discredit or embarrassment to the Company. Each Colleague owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and candid while still respecting legal and ethical obligations of confidentiality. Deceit and subordination of the principles of this Code are inconsistent with integrity. Drug and alcohol use: Irresponsible and/or illegal use of alcohol or drugs is detrimental to performance and may put others in danger. Colleagues may not use, possess or be under the influence of alcohol or illegal drugs, or legal prescription or non-prescription drugs that may impair performance or safety (including medical or recreational marijuana) on company property, while conducting company business or while operating a company vehicle. The only exception is responsible use of legal substances at business-related functions, provided you remain professional, sober and safe at all times. Each Colleague must: act with integrity, including being honest and candid while still maintaining the confidentiality of information where required or consistent with the Company’s policies; observe both the form and spirit of laws and governmental rules and regulations, accounting standards and Company policies; engage in fair and honest practices that are tailored to meet the needs of our customers-under no circumstances should you ever falsify or manipulate records or applications, or engage in any deceptive or high-pressure sales tactics; adhere to a high standard of business ethics; avoid conduct that would or could create an unsafe and unsound condition for the Company; and avoid conduct that creates even the appearance of impropriety.

Each Colleague should always be mindful of the Company’s prominence and reputation in the community. Patriot conducts business fairly and responsibly, and we expect the same from our business partners, service providers, consultants, contractors, vendors and other third parties.

Banking is a business based on mutual trust, and we demand honesty in all of the Company’s affairs, internally and externally. Accordingly, each Colleague must conduct the Company’s business in a way that fully justifies the continued goodwill and trust of the Company’s customers and prospective customers. It is also extremely important that you conduct your personal affairs in such a way as to avoid discredit or embarrassment to the Company.
Each Colleague owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and candid while still respecting legal and ethical obligations of confidentiality. Deceit and subordination of the principles of this Code are inconsistent with integrity.
Drug and alcohol use: Irresponsible and/or illegal use of alcohol or drugs is detrimental to performance and may put others in danger. Colleagues may not use, possess or be under the influence of alcohol or illegal drugs, or legal prescription or non-prescription drugs that may impair performance or safety (including medical or recreational marijuana) on company property, while conducting company business or while operating a company vehicle. The only

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exception is responsible use of legal substances at business-related functions, provided you remain professional, sober and safe at all times.

Each Colleague must:
a.act with integrity, including being honest and candid while still maintaining the confidentiality of information where required or consistent with the Company’s policies;
b.observe both the form and spirit of laws and governmental rules and regulations, accounting standards and Company policies;
c.engage in fair and honest practices that are tailored to meet the needs of our customers-under no circumstances should you ever falsify or manipulate records or applications, or engage in any deceptive or high-pressure sales tactics;
d.adhere to a high standard of business ethics;
e.avoid conduct that would or could create an unsafe and unsound condition for the Company; and
f.avoid conduct that creates even the appearance of impropriety.

1.Conflicts of Interest
A “conflict of interest” occurs when a Colleague’s personal interest interferes or appears to interfere with the interests of the Company or its customers. A conflict of interest can arise when you take actions or have interests that may make it difficult to perform your work for the Company or to service a customer objectively and effectively. For example, a conflict of interest would arise if a Colleague, or a member of their family, receives improper personal benefits as a result of their position in the Company. In such a situation, it may be difficult to fulfill your duties and your loyalty to the Company or to our customers could be compromised - or appear to be compromised. Your decisions should always be made in the best interests of the company and our customers, and not personal gain or benefit. So, you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and the Company or its customers. A Colleague should examine their own activities and those of their close family relations to be sure that no condition exists that may create an unlawful or unethical situation or even the appearance of a conflict of interest with respect to the Company’s business. With the foregoing general observations in mind, you are expected to take steps to avoid putting yourself in a situation in which you or your family’s financial interests and obligations may potentially conflict with your duties and responsibilities with the Company and its customers. Some conflict of interest situations may include the following: holding a financial interest, directly or indirectly, in an actual or potential supplier, customer or competitor of, or lender to, the Company; or transacting any business with the Company yourself, except in a manner available to any Company customer. This does not include holding widely traded stock in a public company through a mutual fund, retirement account or directly, but you must remain aware of the prohibition on trading on non-public material information; any transaction with the Company in which you have a significant financial interest; having a consulting or employment relationship with any service provider, supplier or competitor; any outside business activity that detracts from your ability to devote appropriate time and attention to your responsibilities with the Company; the receipt of other than nominal gifts or excessive entertainment from any company or individual with which the Company has current or prospective business dealings; being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member; and selling anything to the Company or buying

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anything from the Company. Anything that would present a conflict for a Colleague would likely also present a conflict if it were related to a member of their family. We encourage you to seek guidance from your manager and the Human Resources, Compliance, or Legal departments if you have any questions or doubts. Colleagues must not represent the Company in any transaction in which they may derive a benefit. To avoid possible conflicts of interest, loan applications submitted to Colleagues by relatives or close personal friends (or entities controlled by relatives or close personal friends) must be submitted to other independent lending officers of equal or higher position for processing and approval. This policy also applies to the processing and approval of overdrafts. Colleagues must not approve their own loans, act as officer on any account on which they are a signatory, process their own transactions, or authorize refunds on any account on which they are a signatory. This prohibition applies also to loans and accounts of relatives, close personal friends and entities owned or controlled by any of them. Colleagues must not accept business opportunities from persons doing business or seeking to do business with the Company if those opportunities are made available to them because of their position with the Company. Colleagues must never use their position with the Company to influence public officials or others for their personal benefit. Likewise, Colleagues must not use their employment with the Company as leverage to gain favors from customers or suppliers. Service to the Company should never be subordinated to personal gain or advantage. Conflicts of interest should be avoided wherever possible. The Company recognizes, however, that it is not practicable or desirable to avoid all relationships that could give rise to conflicts of interest. Accordingly, conflicts of interest, potential conflicts of interest or relationships that are identified as giving rise to potential conflicts of interest that are approved as described in the following paragraph are permitted. The Company will disclose actual potential conflicts of interest as required under the rules of the SEC when required and when appropriate. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the Company’s Compliance and/or Legal departments if not previously approved as described in the following paragraph. We will abide by the securities laws that govern conflicts of interest by our executive officers and directors.
A “conflict of interest” occurs when a Colleague’s personal interest interferes or appears to interfere with the interests of the Company or its customers. A conflict of interest can arise when you take actions or have interests that may make it difficult to perform your work for the Company or to service a customer objectively and effectively. For example, a conflict of interest would arise if a Colleague, or a member of their family, receives improper personal benefits as a result of their position in the Company. In such a situation, it may be difficult to fulfill your duties and your loyalty to the Company or to our customers could be compromised - or appear to be compromised. Your decisions should always be made in the best interests of the company and our customers, and not personal gain or benefit. So, you may not engage in any activity that creates, or even appears to create, a conflict of interest between you and the Company or its customers.

A Colleague should examine their own activities and those of their close family relations to be sure that no condition exists that may create an unlawful or unethical situation or even the appearance of a conflict of interest with respect to the Company’s business. With the foregoing general observations in mind, you are expected to take steps to avoid putting yourself in a situation in which you or your family’s financial interests and obligations may potentially conflict with your duties and responsibilities with the Company and its customers. Some conflict of interest situations may include the following:

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a.holding a financial interest, directly or indirectly, in an actual or potential supplier, customer or competitor of, or lender to, the Company; or transacting any business with the Company yourself, except in a manner available to any Company customer. This does not include holding widely traded stock in a public company through a mutual fund, retirement account or directly, but you must remain aware of the prohibition on trading on non-public material information;
b.any transaction with the Company in which you have a significant financial interest;
c.having a consulting or employment relationship with any service provider, supplier or competitor;
d.any outside business activity that detracts from your ability to devote appropriate time and attention to your responsibilities with the Company;
e.the receipt of other than nominal gifts or excessive entertainment from any company or individual with which the Company has current or prospective business dealings;
f.being in the position of supervising, reviewing or having any influence on the job evaluation, pay or benefit of any immediate family member; and
g.selling anything to the Company or buying anything from the Company.

Anything that would present a conflict for a Colleague would likely also present a conflict if it were related to a member of their family. We encourage you to seek guidance from your manager and the Human Resources, Compliance, or Legal departments if you have any questions or doubts.

Colleagues must not represent the Company in any transaction in which they may derive a benefit. To avoid possible conflicts of interest, loan applications submitted to Colleagues by relatives or close personal friends (or entities controlled by relatives or close personal friends) must be submitted to other independent lending officers of equal or higher position for processing and approval. This policy also applies to the processing and approval of overdrafts.

Colleagues must not approve their own loans, act as officer on any account on which they are a signatory, process their own transactions, or authorize refunds on any account on which they are a signatory. This prohibition applies also to loans and accounts of relatives, close personal friends and entities owned or controlled by any of them.

Colleagues must not accept business opportunities from persons doing business or seeking to do business with the Company if those opportunities are made available to them because of their position with the Company. Colleagues must never use their position with the Company to influence public officials or others for their personal benefit. Likewise, Colleagues must not use their employment with the Company as leverage to gain favors from customers or suppliers.

Service to the Company should never be subordinated to personal gain or advantage. Conflicts of interest should be avoided wherever possible. The Company recognizes, however, that it is not practicable or desirable to avoid all relationships that could give rise to conflicts of interest. Accordingly, conflicts of interest, potential conflicts of interest or relationships that are identified as giving rise to potential conflicts of interest that are approved as described in the following paragraph are permitted. The Company will disclose actual potential conflicts of

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interest as required under the rules of the SEC when required and when appropriate. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest should be discussed with the Company’s Compliance and/or Legal departments if not previously approved as described in the following paragraph.

We will abide by the securities laws that govern conflicts of interest by our executive officers and directors.
1.Commitments with Third Parties
In order to avoid liability and protect the Company’s reputation, Colleagues may not make any actual or apparent, formal or informal, contracts or other commitments that purport to obligate the Company without prior proper authorization in accordance with the Company’s policies and procedures.

In order to avoid liability and protect the Company’s reputation, Colleagues may not make any actual or apparent, formal or informal, contracts or other commitments that purport to obligate the Company without prior proper authorization in accordance with the Company’s policies and procedures.

1.Outside Business Relationships and Activities
The Company encourages Colleagues to be active and engaged in civic, charitable, educational and political activities, provided that they do not interfere with the performance of the Colleague’s duties at the Company or create a potential conflict of interest. Prior approval of political activities involving Bank time or financial support must be approved in advance by Senior Management and Human Resources.
The Company encourages Colleagues to be active and engaged in civic, charitable, educational and political activities, provided that they do not interfere with the performance of the Colleague’s duties at the Company or create a potential conflict of interest. Prior approval of political activities involving Bank time or financial support must be approved in advance by Senior Management and Human Resources.

Outside Employment Colleagues who are considering seeking outside employment (or engaging in the performance of services in exchange for payment, whether as an employee or independent contractor) must request approval from their manager or supervisor in writing. Colleagues in some positions of the Company are prohibited by law from holding outside employment. Managers will review outside employment requests for potential conflicts of interest, and to determine whether such outside employment might interfere with the employee's job performance with the Company. The employee must receive written approval before commencing any outside employment.
Outside Employment
Colleagues who are considering seeking outside employment (or engaging in the performance of services in exchange for payment, whether as an employee or independent contractor) must request approval from their manager or supervisor in writing. Colleagues in some positions of the Company are prohibited by law from holding outside employment.
Managers will review outside employment requests for potential conflicts of interest, and to determine whether such outside employment might interfere with the employee's job performance with the Company. The employee must receive written approval before commencing any outside employment.

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Outside Directorships
Colleagues who serve as a director on any third-party board have a fiduciary duty as a director to act in the best interests of that third party. In order to avoid a conflict between that duty and their duty as a Colleague to act in the best interest of the Company, Colleagues should first obtain the approval of their manager or Legal before accepting an outside board position. Colleagues who serve in such a capacity must recuse themselves from any board decision that pertains to the Company. Examples of decisions that Colleagues may be required to recuse themselves from would include, but are not limited to: Whether to borrow money from the Bank; Whether to open or close accounts with the Bank; and Whether to commence, continue, or terminate a banking relationship with the Bank. Colleagues who serve as directors for third parties that are also Bank customers must avoid becoming privy to information regarding the third party that could reasonably impact that party’s relationship with the Bank (e.g., a large financial loss, major operational issue or regulatory issue) until such information has been shared with the Company. Colleagues are responsible for informing the third party’s management of the need to prevent the accidental disclosure of this information to Colleagues. You must also ensure the third party conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign. You may also not divulge any confidential or proprietary information of the Company. The Company recognizes that it can be difficult to distinguish what represents a potential conflict of interest. If questions or concerns persist, a manager or the Chief Legal Officer should be consulted.
Colleagues who serve as a director on any third-party board have a fiduciary duty as a director to act in the best interests of that third party. In order to avoid a conflict between that duty and their duty as a Colleague to act in the best interest of the Company, Colleagues should first obtain the approval of their manager or Legal before accepting an outside board position. Colleagues who serve in such a capacity must recuse themselves from any board decision that pertains to the Company. Examples of decisions that Colleagues may be required to recuse themselves from would include, but are not limited to:
•Whether to borrow money from the Bank;
•Whether to open or close accounts with the Bank; and
•Whether to commence, continue, or terminate a banking relationship with the Bank.

Colleagues who serve as directors for third parties that are also Bank customers must avoid becoming privy to information regarding the third party that could reasonably impact that party’s relationship with the Bank (e.g., a large financial loss, major operational issue or regulatory issue) until such information has been shared with the Company. Colleagues are responsible for informing the third party’s management of the need to prevent the accidental disclosure of this information to Colleagues. You must also ensure the third party conducts its affairs lawfully, ethically, and in accordance with prudent management and financial practices. If you cannot, then you must resign. You may also not divulge any confidential or proprietary information of the Company.

The Company recognizes that it can be difficult to distinguish what represents a potential conflict of interest. If questions or concerns persist, a manager or the Chief Legal Officer should be consulted.

Outside Speaking Engagements

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Colleagues may participate in trade association meetings and conferences as long as they observe Company policy and the rules related to fair competition and anti-trust. Colleagues should always be sure to confirm whether they are speaking on their own behalf or being asked to speak on behalf of the Company, and if so, are authorized to do so. In addition, meetings where a customer, vendor or supplier pays for your attendance must be consistent and in compliance with applicable laws and Company policy, including the Bank Bribery Act discussed further herein.
Colleagues may participate in trade association meetings and conferences as long as they observe Company policy and the rules related to fair competition and anti-trust. Colleagues should always be sure to confirm whether they are speaking on their own behalf or being asked to speak on behalf of the Company, and if so, are authorized to do so. In addition, meetings where a customer, vendor or supplier pays for your attendance must be consistent and in compliance with applicable laws and Company policy, including the Bank Bribery Act discussed further herein.

Running for Political Office
All Colleagues must obtain permission from their supervisor and the Office of Legal counsel prior to running for political office to avoid a potential conflict of interest.
All Colleagues must obtain permission from their supervisor and the Office of Legal counsel prior to running for political office to avoid a potential conflict of interest.

1.Selection of Vendors, and Purchasing Goods and Services
It is the Company’s policy that the selection should always be predicated on the quality of a vendor, service, or product, and the ability of the vendor, service or product to meet the Company’s need, and competitive pricing for value received. Colleagues must abide by the Company’s Third Party Risk Management Policy in the selection and retention of vendors. Under no circumstances should there be any self-dealing or personal advantage (whether real or perceived) regarding the selection of vendors. Any irregularities in the procurement of goods and services are contrary to the Company’s ethical standards and may be illegal in some cases. Various federal and state "fair dealing" laws prohibit payments or other benefits to employees or agents of third parties, without the consent of the employer or principal, for the purpose of obtaining business for the Company. If you have any concern about the propriety of such a payment, you must consult with Compliance, Legal or Human Resources. Colleagues should also avoid giving legal, tax, or other professional advice to the Company's customers, prospective customers, contractors, or vendors, unless such advice is part of their regular duties as an employee or officer of the Company. Be careful if customers, prospective customers, suppliers or other others seek your recommendation of a third-party professional who provides these services, such as an attorney, accountant, or real estate agent. If you make such a recommendation, you should provide several candidates in writing and make it clear that the recommendations are in no way sponsored or endorsed by the Company.

It is the Company’s policy that the selection should always be predicated on the quality of a vendor, service, or product, and the ability of the vendor, service or product to meet the Company’s need, and competitive pricing for value received. Colleagues must abide by the Company’s Third Party Risk Management Policy in the selection and retention of vendors. Under no circumstances should there be any self-dealing or personal advantage (whether real or perceived) regarding the selection of vendors. Any irregularities in the procurement of goods and

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services are contrary to the Company’s ethical standards and may be illegal in some cases. Various federal and state "fair dealing" laws prohibit payments or other benefits to employees or agents of third parties, without the consent of the employer or principal, for the purpose of obtaining business for the Company. If you have any concern about the propriety of such a payment, you must consult with Compliance, Legal or Human Resources.

Colleagues should also avoid giving legal, tax, or other professional advice to the Company's customers, prospective customers, contractors, or vendors, unless such advice is part of their regular duties as an employee or officer of the Company. Be careful if customers, prospective customers, suppliers or other others seek your recommendation of a third-party professional who provides these services, such as an attorney, accountant, or real estate agent. If you make such a recommendation, you should provide several candidates in writing and make it clear that the recommendations are in no way sponsored or endorsed by the Company.

1.Disclosure
The Company’s periodic reports and other documents filed under the Exchange Act with the SEC, including all financial statements and other financial information, must comply with applicable federal securities laws and SEC rules. Each Colleague who contributes in any way to the preparation or verification of the Company’s financial statements and other financial information must ensure that the Company’s books, records and accounts are accurately maintained. Each Colleague must cooperate fully with the Company’s accounting and internal audit departments, as well as the Company’s independent public accountants and counsel. Each Colleague who is involved in the Company’s disclosure process must: be familiar with and comply with the Company’s disclosure controls and procedures and its internal control over financial reporting; take all necessary steps to ensure that all Exchange Act filings with the SEC and all other public communications about the general business, results, financial condition and prospects of the Company provide full, fair, accurate, timely and understandable disclosure.
The Company’s periodic reports and other documents filed under the Exchange Act with the SEC, including all financial statements and other financial information, must comply with applicable federal securities laws and SEC rules.
Each Colleague who contributes in any way to the preparation or verification of the Company’s financial statements and other financial information must ensure that the Company’s books, records and accounts are accurately maintained. Each Colleague must cooperate fully with the Company’s accounting and internal audit departments, as well as the Company’s independent public accountants and counsel.

Each Colleague who is involved in the Company’s disclosure process must:
a.be familiar with and comply with the Company’s disclosure controls and procedures and its internal control over financial reporting;
b.take all necessary steps to ensure that all Exchange Act filings with the SEC and all other public communications about the general business, results, financial condition and prospects of the Company provide full, fair, accurate, timely and understandable disclosure.
2.Compliance with Laws and Regulations
Anti-Bribery, Anti-Corruption and Anti-Money Laundering Policies The Company has implemented an enterprise-wide compliance program designed to comply with applicable laws and regulation related to bribery corruption and anti-money laundering. Bribery is the offer,

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promise, or payment of cash, gifts, excessive entertainment, or an inducement of any kind offered or given to a person in a position of trust to influence that person’s views or conduct or to obtain an improper advantage. Bribery is prohibited regardless of the amount, whether or not the other party is a government official, and regardless of whether you believe that the bribe will somehow benefit the Company or you. The Company requires that all Colleagues comply with the Company’s Bank Secrecy Act and Anti-Money Laundering Policy, which outlines the requirements of the various anti-money laundering and counter-terrorist financing laws and regulations and Treasury's Office of Foreign Assets Control laws and provides management with direction to comply with these requirements. The Company regularly assesses the risks associated with its business, including the risk of potential corruption or bribery in the environments where we do business, and we have designed our management systems to respond accordingly.
Anti-Bribery, Anti-Corruption and Anti-Money Laundering Policies
The Company has implemented an enterprise-wide compliance program designed to comply with applicable laws and regulation related to bribery corruption and anti-money laundering. Bribery is the offer, promise, or payment of cash, gifts, excessive entertainment, or an inducement of any kind offered or given to a person in a position of trust to influence that person’s views or conduct or to obtain an improper advantage. Bribery is prohibited regardless of the amount, whether or not the other party is a government official, and regardless of whether you believe that the bribe will somehow benefit the Company or you. The Company requires that all Colleagues comply with the Company’s Bank Secrecy Act and Anti-Money Laundering Policy, which outlines the requirements of the various anti-money laundering and counter-terrorist financing laws and regulations and Treasury's Office of Foreign Assets Control laws and provides management with direction to comply with these requirements. The Company regularly assesses the risks associated with its business, including the risk of potential corruption or bribery in the environments where we do business, and we have designed our management systems to respond accordingly.
Colleagues should refrain from providing, or seek pre-approval from the Legal and Compliance Departments for, a payment, loan, gift, entertainment, or anything else of value to labor organizations or their representatives, as these transactions are also subject to strict laws and regulations.
Trading on Material Non-Public Information Prohibited While Colleagues are encouraged to own Bank stock (NASDAQ:PNBK), all trading must be conducted in adherence to all laws and regulations, including trading in Company securities only during “open windows” periods. Colleagues must specifically comply with the Bank’s Insider Trading Policy. It is against Company policy and in many circumstances illegal for any Colleague to profit from material, undisclosed information relating to the Company or any other company. Colleagues must not purchase or sell securities of the Company, or any company based on material information that has not been made public. Certain Colleagues have additional restrictions placed on their personal investments under applicable laws that may include reporting and pre-clearing various types of securities transactions. The Company’s policies and procedures regarding insider trading are disclosed in the Company’s Insider Trading Policy, and each Colleague is expected to become familiar with and to comply with this Policy.

Trading on Material Non-Public Information Prohibited

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While Colleagues are encouraged to own Bank stock (NASDAQ:PNBK), all trading must be conducted in adherence to all laws and regulations, including trading in Company securities only during “open windows” periods. Colleagues must specifically comply with the Bank’s Insider Trading Policy.

It is against Company policy and in many circumstances illegal for any Colleague to profit from material, undisclosed information relating to the Company or any other company. Colleagues must not purchase or sell securities of the Company, or any company based on material information that has not been made public. Certain Colleagues have additional restrictions placed on their personal investments under applicable laws that may include reporting and pre-clearing various types of securities transactions. The Company’s policies and procedures regarding insider trading are disclosed in the Company’s Insider Trading Policy, and each Colleague is expected to become familiar with and to comply with this Policy.
Personal Investments
Colleagues of the Company, by the nature of their positions, must be particularly circumspect regarding investments that may appear improper to customers, regulatory authorities or the public. You should consult with the Company’s Chief Executive Officer or Chief Financial Officer if you have or are considering any investments that might have even an appearance of impropriety. Colleagues should avoid entering into transactions in which it may appear that they are improperly benefiting from your relationship with the Company. This applies also to investments by members of Colleagues’ immediate family. If you have (or anyone who reports to you has) responsibility for a customer, supplier or vendor relationship in your normal course of employment, you should exercise caution regarding potential investments in that business, or its securities. Under no circumstances should a Colleague use customer information of any kind as a basis for making personal investment decisions. While a complete list of such matters cannot be given, you must refrain from directly or indirectly owning or purchasing any of the following, unless specifically approved in writing by an unrelated executive officer of the Company: Real or personal property in which the Company has or intends to obtain an ownership interest (e.g., through purchase, foreclosure or repossession, or in a fiduciary capacity). Stocks, bonds or other securities about which you have or could be expected to have confidential information (e.g., a proposed merger involving a customer). Security deeds, mortgages or chattel mortgages that create a security interest in property in which the Company has a security interest. An interest in any business entity that is a customer or supplier of the Company. This limitation does not apply to directors who are not officers of the Company or to ownership of the stock of any public company by a Colleague who does not possess confidential information about that company. An interest in a company for which you are the account officer.
Colleagues of the Company, by the nature of their positions, must be particularly circumspect regarding investments that may appear improper to customers, regulatory authorities or the public. You should consult with the Company’s Chief Executive Officer or Chief Financial Officer if you have or are considering any investments that might have even an appearance of impropriety.
Colleagues should avoid entering into transactions in which it may appear that they are improperly benefiting from your relationship with the Company. This applies also to investments by members of Colleagues’ immediate family. If you have (or anyone who reports to you has) responsibility for a customer, supplier or vendor relationship in your normal course of employment, you should exercise caution regarding potential investments in that business, or its

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securities. Under no circumstances should a Colleague use customer information of any kind as a basis for making personal investment decisions.
While a complete list of such matters cannot be given, you must refrain from directly or indirectly owning or purchasing any of the following, unless specifically approved in writing by an unrelated executive officer of the Company:

•Real or personal property in which the Company has or intends to obtain an ownership interest (e.g., through purchase, foreclosure or repossession, or in a fiduciary capacity).
•Stocks, bonds or other securities about which you have or could be expected to have confidential information (e.g., a proposed merger involving a customer).
•Security deeds, mortgages or chattel mortgages that create a security interest in property in which the Company has a security interest.
•An interest in any business entity that is a customer or supplier of the Company. This limitation does not apply to directors who are not officers of the Company or to ownership of the stock of any public company by a Colleague who does not possess confidential information about that company.
•An interest in a company for which you are the account officer.
Prohibitions on Discrimination and Harassment

The Company intends to provide a work environment that is pleasant, healthful, comfortable, and free from any form of intimidation, hostility or other offenses that might interfere with work performance. Discrimination or harassment in any form: verbal, physical or visual, including but not limited to harassment and/or discrimination based on race, creed, color, citizenship status, religion, sex, sexual orientation, gender identity, marital status, age or national origin, disability, ethnicity, status as the victim of domestic violence, or any other legally protected status will not be tolerated.
If you observe conduct that violates this Code, including harassment or discrimination, you should report it to Human Resources using either the email address: pnbkhr@bankpatriot.com.
If you observe conduct that violates this Code, including harassment or discrimination, you should report it to Human Resources using either the email address: pnbkhr@bankpatriot.com.
Political Contributions
Except as specifically authorized in writing by the Chief Executive Officer, neither the Company nor its Political Action Committee will directly or indirectly make any contributions of money, property or services to any government official, political candidate, political party or committee, whether local, state or federally related. Such contributions are subject to federal, state and local laws and regulations that impose strict limits on such contributions and require aggregation and reporting. Therefore, except as specifically provided above, Company personnel may not use or allow the use of any Company funds, services, or property for political purposes. Among other things, this prohibition applies to: Indirect and direct contributions. Loans on preferential terms. Contributions in the form of services, materials, products as well as cash contributions. Offering or allowing the use of its facilities, equipment, supplies, and personnel in connection with any political activity. Purchase of tickets for fund raising events. This prohibition relates only to use of the Company’s funds, property and services, and is not intended to discourage Company personnel from making lawful personal contributions to candidates, political parties, committees or other political persons or groups of their choice. However, Directors and certain members of senior management should refer to the Policy on Political Contributions where the Company does business with State or Local Governments regarding specific limitations applying to them.

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Except as specifically authorized in writing by the Chief Executive Officer, neither the Company nor its Political Action Committee will directly or indirectly make any contributions of money, property or services to any government official, political candidate, political party or committee, whether local, state or federally related. Such contributions are subject to federal, state and local laws and regulations that impose strict limits on such contributions and require aggregation and reporting. Therefore, except as specifically provided above, Company personnel may not use or allow the use of any Company funds, services, or property for political purposes.

Among other things, this prohibition applies to:
•Indirect and direct contributions.
•Loans on preferential terms.
•Contributions in the form of services, materials, products as well as cash contributions.
•Offering or allowing the use of its facilities, equipment, supplies, and personnel in connection with any political activity.
•Purchase of tickets for fund raising events.

This prohibition relates only to use of the Company’s funds, property and services, and is not intended to discourage Company personnel from making lawful personal contributions to candidates, political parties, committees or other political persons or groups of their choice. However, Directors and certain members of senior management should refer to the Policy on Political Contributions where the Company does business with State or Local Governments regarding specific limitations applying to them.

The Bank Bribery Act
Under federal criminal law, a person who has a business relationship with the Company may not give, offer or promise anything of value to a Colleague with intent to influence corruptly the conduct of the Colleague. In addition, it is a criminal act for a Colleague to seek, accept, or agree to accept anything of value from a person who has a business relationship with the Company with the intent to influence corruptly the conduct of the Colleague. Note that the Bank Bribery Act makes bribes over $1000 a felony, punishable by up to 30 years in prison, a fine of up to $1,000,000.00, or three times the value of the bribe/gratuity, whichever is greater, and bribes under $1000 a misdemeanor punishable by up to 1 year in prison and a fine. However, not all gifts are unlawful. Colleagues should use their best judgment on determining whether any particular gift is unreasonable. Examples of generally acceptable gifts include: Acceptance of gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between the parents, children or spouse of a Company official) where the circumstances make it clear that it is those relationships rather than the business of the Company concerned which are the motivating factors. Acceptance of meals, refreshments, entertainment, accommodations or travel arrangements, all of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations, provided that the expense would be paid for by the Company as a reasonable business expense if not paid for by another party. Acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities of Company officials, such as home mortgage loans, except where prohibited by law. Acceptance of advertising or promotional material of reasonable value. Acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers. Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as a

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promotion, new job, wedding, retirement, holiday or birthday (however, gifts in the form of cash or cash equivalents should be carefully considered); Acceptance of civic, charitable, educational, or religious organization awards for recognition of service and accomplishment. Acceptance of the foregoing benefits will generally not amount to a corrupting influence on the Company’s transactions. On a case-by-case basis, the Company may also approve of other circumstances, not identified above, in which a Company official accepts something of value in connection with the Company’s business, provided that such approval is made in writing, through the Compliance department, on the basis of a full written disclosure of all relevant facts and is consistent with the Bank Bribery Law. If a Company official is offered or receives something of value from someone with a business relationship with the Company other than as listed above, the Company official must disclose that fact to the Chief Risk Officer.

Under federal criminal law, a person who has a business relationship with the Company may not give, offer or promise anything of value to a Colleague with intent to influence corruptly the conduct of the Colleague. In addition, it is a criminal act for a Colleague to seek, accept, or agree to accept anything of value from a person who has a business relationship with the Company with the intent to influence corruptly the conduct of the Colleague. Note that the Bank Bribery Act makes bribes over $1000 a felony, punishable by up to 30 years in prison, a fine of up to $1,000,000.00, or three times the value of the bribe/gratuity, whichever is greater, and bribes under $1000 a misdemeanor punishable by up to 1 year in prison and a fine.

However, not all gifts are unlawful. Colleagues should use their best judgment on determining whether any particular gift is unreasonable. Examples of generally acceptable gifts include:
•Acceptance of gifts, gratuities, amenities or favors based on obvious family or personal relationships (such as those between the parents, children or spouse of a Company official) where the circumstances make it clear that it is those relationships rather than the business of the Company concerned which are the motivating factors.
•Acceptance of meals, refreshments, entertainment, accommodations or travel arrangements, all of reasonable value, in the course of a meeting or other occasion, the purpose of which is to hold bona fide business discussions or to foster better business relations, provided that the expense would be paid for by the Company as a reasonable business expense if not paid for by another party.
•Acceptance of loans from other banks or financial institutions on customary terms to finance proper and usual activities of Company officials, such as home mortgage loans, except where prohibited by law.
•Acceptance of advertising or promotional material of reasonable value.
•Acceptance of discounts or rebates on merchandise or services that do not exceed those available to other customers.
•Acceptance of gifts of reasonable value that are related to commonly recognized events or occasions, such as a promotion, new job, wedding, retirement, holiday or birthday (however, gifts in the form of cash or cash equivalents should be carefully considered);
•Acceptance of civic, charitable, educational, or religious organization awards for recognition of service and accomplishment.
Acceptance of the foregoing benefits will generally not amount to a corrupting influence on the Company’s transactions. On a case-by-case basis, the Company may also approve of other circumstances, not identified above, in which a Company official accepts something of value in

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connection with the Company’s business, provided that such approval is made in writing, through the Compliance department, on the basis of a full written disclosure of all relevant facts and is consistent with the Bank Bribery Law. If a Company official is offered or receives something of value from someone with a business relationship with the Company other than as listed above, the Company official must disclose that fact to the Chief Risk Officer.

Anti-Trust Law
We believe in vigorous competition and freedom of choice for our customers. This includes compliance with all applicable federal, state and international anti-trust or competition laws that seek to protect commerce from restraints, monopolies and unfair business practices that impede healthy competition.
We believe in vigorous competition and freedom of choice for our customers. This includes compliance with all applicable federal, state and international anti-trust or competition laws that seek to protect commerce from restraints, monopolies and unfair business practices that impede healthy competition.
Compliance with Other Laws and Regulations
The Company’s policy is to comply with the laws of federal, state, and local governments applicable to the Company and the rules and regulations of private and public regulatory agencies having jurisdiction over the Company. This includes federal securities laws regarding required disclosure and prohibitions on selective disclosure, federal, state and local laws regarding discrimination and equal opportunity in employment, and applicable banking regulations. Although not all Colleagues are expected to know the details of all applicable laws, rules and regulations, it is important to know enough to determine when to seek advice from managers or other appropriate personnel. Litigation Holds Each Colleague must maintain and preserve any documents or records which are relevant to any current litigation, or to any pending, threatened, or foreseeable regulatory investigation or proceeding, as part of the Company's retention policies. Any acts by a Colleague to deliberately destroy, alter or conceal documents or records in an attempt to delay or slow any investigation or litigation (whether current or merely threatened) will be considered a violation of this Code. Further, such acts may be illegal, even if the Company was not obligated to produce the records at that time.
The Company’s policy is to comply with the laws of federal, state, and local governments applicable to the Company and the rules and regulations of private and public regulatory agencies having jurisdiction over the Company. This includes federal securities laws regarding required disclosure and prohibitions on selective disclosure, federal, state and local laws regarding discrimination and equal opportunity in employment, and applicable banking regulations. Although not all Colleagues are expected to know the details of all applicable laws, rules and regulations, it is important to know enough to determine when to seek advice from managers or other appropriate personnel.

Litigation Holds
Each Colleague must maintain and preserve any documents or records which are relevant to any current litigation, or to any pending, threatened, or foreseeable regulatory investigation or proceeding, as part of the Company's retention policies. Any acts by a Colleague to deliberately destroy, alter or conceal documents or records in an attempt to delay or slow any investigation or litigation (whether current or merely threatened) will be considered a violation of this Code. Further, such acts may be illegal, even if the Company was not obligated to produce the records at that time.

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1.Facilitation Payments
Facilitation payments are payments made to facilitate or expedite a normal governmental function, such as to expedite processing paperwork or issue permits. This type of practice leads to a vicious circle by undermining the ethical values of the Company. Facilitation payments are thus considered as corruption and are strictly prohibited. If you have concerns whether a payment may be a facilitation payment, please contact the Company’s Legal or Compliance offices.
Facilitation payments are payments made to facilitate or expedite a normal governmental function, such as to expedite processing paperwork or issue permits. This type of practice leads to a vicious circle by undermining the ethical values of the Company. Facilitation payments are thus considered as corruption and are strictly prohibited. If you have concerns whether a payment may be a facilitation payment, please contact the Company’s Legal or Compliance offices.
1.Corporate Opportunities
Colleagues owe a duty to the Company to advance the Company’s business interests when the opportunity to do so arises. Colleagues are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down definitively. Generally, Colleagues are prohibited from using corporate property, information or position for personal gain and from competing with the Company. Business opportunities that are presented to Colleagues of the Company either in their capacity as such or specifically for the use and benefit of the Company must be first presented to the Company before being directed elsewhere.
Colleagues owe a duty to the Company to advance the Company’s business interests when the opportunity to do so arises. Colleagues are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down definitively.

Generally, Colleagues are prohibited from using corporate property, information or position for personal gain and from competing with the Company. Business opportunities that are presented to Colleagues of the Company either in their capacity as such or specifically for the use and benefit of the Company must be first presented to the Company before being directed elsewhere.

1.Confidentiality
In carrying out the Company’s business, Colleagues often learn confidential or proprietary information about the Company, its suppliers or customers and potential customers. Our customers rely on us to use prudence when managing their financial affairs, funds and property amongst other things and various laws and regulations, including the Gramm-Leach Bliley Act, protect customer information. Colleagues must maintain the confidentiality of all information so entrusted to them, except when disclosure is expressly authorized or required or permitted by law. Confidential information includes all nonpublic information that might be of use to competitors or harmful to the Company, our Colleagues and our customers, if disclosed; it also includes information that suppliers and customers have entrusted to the Company. You may not provide any former Company employee with nonpublic information. It is important to note that the obligation to preserve confidential information continues even after employment or service as a director ends. It is the policy of the Company to cooperate with reasonable requests made by

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federal, state, governmental and municipal investigators seeking information concerning Company operations. At the same time, the Company and its customers are entitled to all the safeguards provided by law for the benefit of persons under investigation. If a representative of any governmental agency requests an interview with any Company personnel, or seeks data or copies of documents or seeks access to files, such request must be referred to Legal or, for personnel or medical records, to the Human Resources Department. If the request comes from a representative of the FDIC, Fed, OCC or State Official, the request should be cleared with the Chief Risk Officer. Except as specified in this paragraph, Company personnel must not directly provide information, access to documents, or other information sources to any government representative without appropriate approval.

In carrying out the Company’s business, Colleagues often learn confidential or proprietary information about the Company, its suppliers or customers and potential customers. Our customers rely on us to use prudence when managing their financial affairs, funds and property amongst other things and various laws and regulations, including the Gramm-Leach Bliley Act, protect customer information. Colleagues must maintain the confidentiality of all information so entrusted to them, except when disclosure is expressly authorized or required or permitted by law. Confidential information includes all nonpublic information that might be of use to competitors or harmful to the Company, our Colleagues and our customers, if disclosed; it also includes information that suppliers and customers have entrusted to the Company. You may not provide any former Company employee with nonpublic information. It is important to note that the obligation to preserve confidential information continues even after employment or service as a director ends.

It is the policy of the Company to cooperate with reasonable requests made by federal, state, governmental and municipal investigators seeking information concerning Company operations.
At the same time, the Company and its customers are entitled to all the safeguards provided by law for the benefit of persons under investigation.

If a representative of any governmental agency requests an interview with any Company personnel, or seeks data or copies of documents or seeks access to files, such request must be referred to Legal or, for personnel or medical records, to the Human Resources Department. If the request comes from a representative of the FDIC, Fed, OCC or State Official, the request should be cleared with the Chief Risk Officer. Except as specified in this paragraph, Company personnel must not directly provide information, access to documents, or other information sources to any government representative without appropriate approval.

Similarly, it is the Company’s policy to maintain good relations with local and national news media and it tries to accommodate media inquiries. As any statement from a Colleague might be considered an official statement of the Company, Colleagues are prohibits – unless authorized by their job description – from responding to media or public inquiries about the Company. Should the press reach out to you for comment on any matter related to the Company, direct their inquiries to President, CEO or Chairman of the Board.

1.Protection and Proper Use of Company Assets

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All Colleagues are expected to protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on our profitability. Our property, such as office supplies, computer equipment and software, records, customer information, and the Company’s name and logo, are expected to be used only for legitimate business purposes, although incidental personal use may be permitted. Any misuse or suspected misuse of the Company’s assets, including fraud or theft, needs to be immediately reported as set forth in this Code. The obligation of Colleagues to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, service marks and copyrights, as well as business, marketing and service plans, designs, databases, records, and any unpublished financial data and reports. Unauthorized use or distribution of this information violates our corporate policy. It could also be illegal and result in civil or even criminal penalties.
All Colleagues are expected to protect the Company’s assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on our profitability.

Our property, such as office supplies, computer equipment and software, records, customer information, and the Company’s name and logo, are expected to be used only for legitimate business purposes, although incidental personal use may be permitted. Any misuse or suspected misuse of the Company’s assets, including fraud or theft, needs to be immediately reported as set forth in this Code.

The obligation of Colleagues to protect the Company’s assets includes its proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks, service marks and copyrights, as well as business, marketing and service plans, designs, databases, records, and any unpublished financial data and reports. Unauthorized use or distribution of this information violates our corporate policy. It could also be illegal and result in civil or even criminal penalties.

E-mail, Social Media, and the Internet
Electronic mail (e-mail) systems, messaging systems and other electronic communications devices, and internet services in the workplace or provided by the Company (“Systems”) are the property of the Company and should be used for business purposes; however, reasonable personal use is permitted, consistent with this Code of Ethics and all other policies of the Company so long as such use does not interfere with the efficiency of the Systems and does not interfere or disrupt with the ability of other Colleagues to perform their duties for the Company. Furthermore, emailing Company information documentation or intellectual property to a personal email account is strictly prohibited. Participation in blogs, social media (including any digital channels or applications allowing for the creation, sharing and/or discussion of content), or similar forums will be treated as the equivalent of engaging in public communications. We rely on our Colleagues to exercise good judgment when using social media. Under no circumstances should a Colleagues film any videos that feature any Company and/or branch locations, or that disclose Company information for posting on any social media platform, blog, or other application. Subject to applicable laws and regulations, the Company reserves the right to monitor, review and disclose e-mail, instant messaging, texts, and internet access by Colleagues from Company premises or using Company equipment or assets, as it deems appropriate. Colleagues should have no expectation of privacy with respect to their use of the Company’s Systems or Internet portal. You are expected to remain familiar with the

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Company’s policies on communications, including your use of e-mail and the internet, which are set forth in the Technology Use Agreement. You should contact the Head of Human Resources with any questions you may have regarding the Company’s information technology or policies regarding electronic communications or other technology. Our guidelines for protecting information apply to your business use of artificial intelligence (AI), machine learning and generative AI. No Artificial Intelligence applications are allowed to be installed on Bank devices without approval from the Chief Information Security Office (CISO), Chief Technology Officer (CTO) and Chief Risk Officer (CRO). The Company is committed to evaluating these and other emerging technologies in a responsible manner and protecting the data we use for AI by applying best practices for data controls, user permissions and information privacy.
Electronic mail (e-mail) systems, messaging systems and other electronic communications devices, and internet services in the workplace or provided by the Company (“Systems”) are the property of the Company and should be used for business purposes; however, reasonable personal use is permitted, consistent with this Code of Ethics and all other policies of the Company so long as such use does not interfere with the efficiency of the Systems and does not interfere or disrupt with the ability of other Colleagues to perform their duties for the Company. Furthermore, emailing Company information documentation or intellectual property to a personal email account is strictly prohibited.

Participation in blogs, social media (including any digital channels or applications allowing for the creation, sharing and/or discussion of content), or similar forums will be treated as the equivalent of engaging in public communications. We rely on our Colleagues to exercise good judgment when using social media. Under no circumstances should a Colleagues film any videos that feature any Company and/or branch locations, or that disclose Company information for posting on any social media platform, blog, or other application.

Subject to applicable laws and regulations, the Company reserves the right to monitor, review and disclose e-mail, instant messaging, texts, and internet access by Colleagues from Company premises or using Company equipment or assets, as it deems appropriate. Colleagues should have no expectation of privacy with respect to their use of the Company’s Systems or Internet portal.

You are expected to remain familiar with the Company’s policies on communications, including your use of e-mail and the internet, which are set forth in the Technology Use Agreement. You should contact the Head of Human Resources with any questions you may have regarding the Company’s information technology or policies regarding electronic communications or other technology.
Our guidelines for protecting information apply to your business use of artificial intelligence (AI), machine learning and generative AI. No Artificial Intelligence applications are allowed to be installed on Bank devices without approval from the Chief Information Security Office (CISO), Chief Technology Officer (CTO) and Chief Risk Officer (CRO). The Company is committed to evaluating these and other emerging technologies in a responsible manner and protecting the data we use for AI by applying best practices for data controls, user permissions and information privacy.

1.Loans and Extensions of Credit
Any loan to an executive officer, principal stockholder, or director (or related interest) must comply fully with all laws and regulations including Regulation O (12 C.F.R. §215). Loans to

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insiders must be on substantially the same terms as with any other Company customer of comparable credit risk. In this respect, loans cannot contain favorable interest rates and must not involve more than the normal risk of repayment. Executive officers may participate in any employee loan program and receive the same rate of consideration available to all employees under that plan. Again, loans should not be made to any employee, executive officer or other insider that involves more than a normal risk of repayment. Specific limitations on loans to insiders are provided in the Company’s Regulation O policy.
Any loan to an executive officer, principal stockholder, or director (or related interest) must comply fully with all laws and regulations including Regulation O (12 C.F.R. §215). Loans to insiders must be on substantially the same terms as with any other Company customer of comparable credit risk. In this respect, loans cannot contain favorable interest rates and must not involve more than the normal risk of repayment. Executive officers may participate in any employee loan program and receive the same rate of consideration available to all employees under that plan. Again, loans should not be made to any employee, executive officer or other insider that involves more than a normal risk of repayment.

Specific limitations on loans to insiders are provided in the Company’s Regulation O policy.
III.RESPONSIBILITIES OF MANAGEMENT AND LEADERS
As Colleagues of a financial institution that strives to be socially responsible, we are all personally responsible for ensuring we make the right choices, and our managers have the added responsibility of demonstrating our values in everything they do. This includes upholding the spirit and intent of our Code of Ethics. Those who manage or supervise others have a special obligation to set an example in doing the right thing and making ethical choices. Some of the ways you’re expected to demonstrate this leadership include the following: Maintaining a culture of ethical conduct, respect, and integrity; Reviewing the Code at least annually with your team; Ensuring Colleagues have the resources to understand their job duties; Fostering an environment which encourages Colleagues to raise questions and concerns without fear of retaliation; Working with Colleagues you supervise to support their compliance with the Code, company policies and procedures, including in regard to workplace harassment and discrimination of any kind; Reporting instances of non-compliance through appropriate channels; and Taking appropriate disciplinary action for compliance and ethics violations.

As Colleagues of a financial institution that strives to be socially responsible, we are all personally responsible for ensuring we make the right choices, and our managers have the added responsibility of demonstrating our values in everything they do. This includes upholding the spirit and intent of our Code of Ethics. Those who manage or supervise others have a special obligation to set an example in doing the right thing and making ethical choices. Some of the ways you’re expected to demonstrate this leadership include the following:
iMaintaining a culture of ethical conduct, respect, and integrity;
iiReviewing the Code at least annually with your team;
iiiEnsuring Colleagues have the resources to understand their job duties;
ivFostering an environment which encourages Colleagues to raise questions and concerns without fear of retaliation;
vWorking with Colleagues you supervise to support their compliance with the Code, company policies and procedures, including in regard to workplace harassment and discrimination of any kind;
viReporting instances of non-compliance through appropriate channels; and

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viiTaking appropriate disciplinary action for compliance and ethics violations.
Reporting Responsibilities
Always remember that you are not alone. You should not attempt to investigate issues on your own, either. You are required to immediately report if you have a question or concern about what to do in a certain situation or if you believe someone is doing (or may be about to do) something that violates the law, company policy or our Code. If you believe there is a genuine risk, you must alert an appropriate person immediately. Your manager is usually a good place to start, however a compliance officer or personnel in the Human Resources or Legal and Compliance departments may also be good resources. REPORTING AND ENFORCEMENT Upon hiring or appointment, each Colleague must attest that he/she has read and understood the Company’s Code. In addition, each Colleague must attest annually to adherence to the Code. If you have a concern regarding conduct that you believe to be a violation of a law, regulation or Company policy, or you are aware of questionable legal, financial or accounting matters, or simply are unsure whether a situation violates any applicable law, regulation or Company policy, including this Code, please: Discuss the situation with your manager, or another manager with whom you feel comfortable; or You may also contact: the Head of Human Resources, the Company’s Chief Risk Officer, the Legal Office, or the Chair of the Audit Committee of the Board.
Always remember that you are not alone. You should not attempt to investigate issues on your own, either. You are required to immediately report if you have a question or concern about what to do in a certain situation or if you believe someone is doing (or may be about to do) something that violates the law, company policy or our Code. If you believe there is a genuine risk, you must alert an appropriate person immediately. Your manager is usually a good place to start, however a compliance officer or personnel in the Human Resources or Legal and Compliance departments may also be good resources.

I.REPORTING AND ENFORCEMENT
Upon hiring or appointment, each Colleague must attest that he/she has read and understood the Company’s Code. In addition, each Colleague must attest annually to adherence to the Code.
If you have a concern regarding conduct that you believe to be a violation of a law, regulation or Company policy, or you are aware of questionable legal, financial or accounting matters, or simply are unsure whether a situation violates any applicable law, regulation or Company policy, including this Code, please:
i.Discuss the situation with your manager, or another manager with whom you feel comfortable; or
ii.You may also contact: the Head of Human Resources, the Company’s Chief Risk Officer, the Legal Office, or the Chair of the Audit Committee of the Board.

The Audit Committee is ultimately responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. The Audit Committee shall take all action it considers appropriate to investigate any violations reported to it and will make all determinations regarding whether a violation has occurred. If a violation has occurred, the Audit Committee will take such disciplinary or preventive action as it deems appropriate (and with consultation with in-house or outside corporate/securities counsel, if necessary or appropriate). In order to best solve the issues raised, if you are asked to participate in an appropriately authorized internal or external investigation, you must: Cooperate fully. Provide accurate and comprehensive information

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within your knowledge. Not withhold, tamper with, or fail to communicate relevant information within you knowledge. Not knowingly or intentionally make false statements to internal or external auditors, investigators, legal counsel, Bank representatives, regulators, or other governmental entities. To the extent consistent with applicable law, maintain and safeguard the confidentiality of an investigation to the extent practicable so as not to compromise the integrity of the investigation. We expect you to do your best to comply with this Code. You are personally responsible for any misconduct, including improper or illegal acts committed by you during your relationship with the Company. It is important that you stay vigilant and escalate Code violations of which you become aware. Do not stay silent in the face of a potential violation of which you become aware. If you have knowledge of a potential violation and fail to report it via the process set forth above, you too may be subject to disciplinary action under this Code. All Colleagues must cooperate with any investigation regarding an alleged violation of the Code.
The Audit Committee is ultimately responsible for applying this Code to specific situations in which questions are presented to it and has the authority to interpret this Code in any particular situation. The Audit Committee shall take all action it considers appropriate to investigate any violations reported to it and will make all determinations regarding whether a violation has occurred. If a violation has occurred, the Audit Committee will take such disciplinary or preventive action as it deems appropriate (and with consultation with in-house or outside corporate/securities counsel, if necessary or appropriate).

In order to best solve the issues raised, if you are asked to participate in an appropriately authorized internal or external investigation, you must:
i.Cooperate fully.
ii.Provide accurate and comprehensive information within your knowledge.
iii.Not withhold, tamper with, or fail to communicate relevant information within you knowledge.
iv.Not knowingly or intentionally make false statements to internal or external auditors, investigators, legal counsel, Bank representatives, regulators, or other governmental entities.
v.To the extent consistent with applicable law, maintain and safeguard the confidentiality of an investigation to the extent practicable so as not to compromise the integrity of the investigation.
We expect you to do your best to comply with this Code. You are personally responsible for any misconduct, including improper or illegal acts committed by you during your relationship with the Company. It is important that you stay vigilant and escalate Code violations of which you become aware. Do not stay silent in the face of a potential violation of which you become aware. If you have knowledge of a potential violation and fail to report it via the process set forth above, you too may be subject to disciplinary action under this Code.

All Colleagues must cooperate with any investigation regarding an alleged violation of the Code.

I.NO RETALIATION
The Board believes it to be in the best interests of the Company that Colleagues act in a manner consistent with this Code and not suffer harm for doing so. Accordingly, the Company does not tolerate acts of retaliation against any Colleague who makes a good faith report of known or suspected acts of misconduct or illegality or other violations of this Code.

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The Board believes it to be in the best interests of the Company that Colleagues act in a manner consistent with this Code and not suffer harm for doing so. Accordingly, the Company does not tolerate acts of retaliation against any Colleague who makes a good faith report of known or suspected acts of misconduct or illegality or other violations of this Code.
I.WAIVERS OF THIS CODE
A waiver may be granted for any requested exception to the provisions of the Code or any violation thereof by the Chief Executive Officer or the Board of Directors. Any waiver of the Code for executive officers may be made by the Chief Executive Officer or the Board or a Committee of the Board or members of the Board may be made only by the Board or a committee of the Board. Any waiver for a director or an executive officer shall be disclosed as required by SEC and NASDAQ rules. Approvals of conflicts of interest made in accordance with the provisions of this Code will not be deemed a waiver of the provisions of this Code.
A waiver may be granted for any requested exception to the provisions of the Code or any violation thereof by the Chief Executive Officer or the Board of Directors. Any waiver of the Code for executive officers may be made by the Chief Executive Officer or the Board or a Committee of the Board or members of the Board may be made only by the Board or a committee of the Board. Any waiver for a director or an executive officer shall be disclosed as required by SEC and NASDAQ rules. Approvals of conflicts of interest made in accordance with the provisions of this Code will not be deemed a waiver of the provisions of this Code.

I.AFTER YOUR SEPARATION FROM THE COMPANY
Surrender of Company Property and Assets When a Colleague’s affiliation or employment with the Company ends (whether voluntarily or involuntarily), the Colleague must return all assets of the Company in their possession or control, including, but not limited to, all confidential and proprietary materials, documents and files related to the Company’s business, customers or suppliers. They must surrender all originals and copies of such materials whether maintained electronically or otherwise. The only exception to this rule is if the Head of Human Resources specifically approves their removing and retaining such material.

Surrender of Company Property and Assets
When a Colleague’s affiliation or employment with the Company ends (whether voluntarily or involuntarily), the Colleague must return all assets of the Company in their possession or control, including, but not limited to, all confidential and proprietary materials, documents and files related to the Company’s business, customers or suppliers. They must surrender all originals and copies of such materials whether maintained electronically or otherwise. The only exception to this rule is if the Head of Human Resources specifically approves their removing and retaining such material.

I.DISTRIBUTION AND MONITORING OF THE CODE OF ETHICS
New Colleagues Each new Colleague of the Company is provided access to this Code of Ethics and an opportunity to read it and ask questions. Each new Colleague must also attest that he or she was given a copy of the Code of Ethics, has read it, understands it, and will comply with it.
1.New Colleagues
Each new Colleague of the Company is provided access to this Code of Ethics and an opportunity to read it and ask questions. Each new Colleague must also attest that he or she was given a copy of the Code of Ethics, has read it, understands it, and will comply with it.

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1.Annual Attestation
Each year, every Colleague will receive an updated copy of the Code of Ethics and must attest that they were given a copy of the Code of Ethics, have read it, understand it, will comply with it, and have not knowingly violated it during the prior year.
Each year, every Colleague will receive an updated copy of the Code of Ethics and must attest that they were given a copy of the Code of Ethics, have read it, understand it, will comply with it, and have not knowingly violated it during the prior year.

1.Directors Attestation
Each director, when first appointed and each year following will receive a copy of the current Code of Ethics and must attest that he or she was given a copy of the Code of Ethics, has read it, understands it, will comply with it, and has not knowingly violated it.
Each director, when first appointed and each year following will receive a copy of the current Code of Ethics and must attest that he or she was given a copy of the Code of Ethics, has read it, understands it, will comply with it, and has not knowingly violated it.

1.Reporting
The Human Resources Department and the Legal Department will manage the Code of Ethics. The Legal Department will manage the distribution and monitor the attestations of the Code of Ethics for each Director. The Human Resources Department will manage the distribution and monitor the attestations of the Code of Ethics for each other Colleague. The Head of Human Resources and the Legal Department will report to the Board each year regarding the Code of Ethics annual process. All Colleague inquiries with respect to the Code of Ethics must be initially directed to the Colleague’s manager (unless the manager is the source of the concerning behavior), who will consult with the Company’s Human Resources Department on the matter to the extent necessary. Executive Officers (SVPs and higher) should consult with the Head of Human Resources, the Chief Legal Officer, or the Chief Executive Officer. The Chief Executive Officer and any Director should consult with the Executive Committee of the Board and may consult with the Company’s Chief Legal Officer.
The Human Resources Department and the Legal Department will manage the Code of Ethics. The Legal Department will manage the distribution and monitor the attestations of the Code of Ethics for each Director. The Human Resources Department will manage the distribution and monitor the attestations of the Code of Ethics for each other Colleague.
The Head of Human Resources and the Legal Department will report to the Board each year regarding the Code of Ethics annual process.
All Colleague inquiries with respect to the Code of Ethics must be initially directed to the Colleague’s manager (unless the manager is the source of the concerning behavior), who will consult with the Company’s Human Resources Department on the matter to the extent necessary. Executive Officers (SVPs and higher) should consult with the Head of Human Resources, the Chief Legal Officer, or the Chief Executive Officer. The Chief Executive Officer and any Director should consult with the Executive Committee of the Board and may consult with the Company’s Chief Legal Officer.

IX.PERIODIC UPDATES OF THE CODE OF ETHICS
The Code of Ethics will be reviewed at least annually by both the Human Resources Department and the Legal Department and presented to the Board during the second quarter of

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each year. This is to be done in order to ensure that such things as new or revised policies, activities, and laws have been properly updated or included in the Code when required. It is each Colleague’s responsibility to be mindful of any changes to the Code of Ethics as they may affect their responsibilities and duties at the Company.

The Code of Ethics will be reviewed at least annually by both the Human Resources Department and the Legal Department and presented to the Board during the second quarter of each year. This is to be done in order to ensure that such things as new or revised policies, activities, and laws have been properly updated or included in the Code when required. It is each Colleague’s responsibility to be mindful of any changes to the Code of Ethics as they may affect their responsibilities and duties at the Company.